HENRY SCHEIN
                                  NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747


FOR IMMEDIATE RELEASE


             HENRY SCHEIN REPORTS RECORD SECOND QUARTER RESULTS




                    Sales increase 19% to $1.6 billion
           Diluted EPS from continuing operations up 18% to $0.71




MELVILLE, N.Y. - August 5, 2008 - Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported record financial results for the quarter ended June 28, 2008.
         Net sales for the second quarter of 2008 were $1.6 billion, an increase of 18.6% compared with the second quarter of 2007. This increase includes 13.6% local currency growth (4.0% internally generated and 9.6% from acquisitions) and 5.0% related to foreign currency exchange. (See Exhibit A for details of sales growth.) The Company previously announced an initiative of reducing sales of certain lower-margin pharmaceutical products. Excluding sales of those products, internal net sales growth in local currencies was 6.6%.
         Income from continuing operations for the second quarter of 2008 was $65.5 million, or $0.71 per diluted share, up 20.3% and 18.3%, respectively, compared with the prior-year second quarter. There was no impact from discontinued operations on our 2008 results.
         "Second quarter financial results reflect a strong contribution from our International Group, as well as solid growth in our Dental Group," said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.
"These results illustrate Henry Schein's ability to deliver consistent sales and earnings growth."
         Dental Group sales of $660 million increased 9.7%, including 8.7% growth in local currencies (7.2% internally generated and 1.5% from acquisitions) and 1.0% growth related to foreign currency exchange. Of the 8.7% local currency growth, Dental consumable merchandise sales increased 7.9% (6.3% internal growth and 1.6% acquisition growth) and Dental equipment sales and service revenues were up 11.0% (9.9% internal growth and 1.1% acquisition growth).
         "Our Dental Group continues to gain market share in consumable merchandise and in equipment," commented Mr. Bergman. "We recorded another quarter of double-digit growth in equipment sales and service revenues, highlighted by gains in high-tech products, including acceleration in sales of the E4D CAD/CAM product compared with the first quarter."

         Medical Group sales of $329 million declined 8.3% (8.9% decline in internal growth and 0.6% acquisition growth). Excluding sales of certain lower-margin pharmaceutical products, noted above, internal Medical Group net sales growth was approximately 1%.
         "With the progress we have made under the Medical One World initiative, coupled with the growth we have seen in Privileges enrollment, we look forward to capitalizing on future sales growth opportunities within our Medical Group," said Mr. Bergman. "We are also optimistic about the upcoming influenza vaccine season, based on current market conditions and customer order activity."
         For the quarter, International Group sales of $615 million increased 55.7%, including 39.7% growth in local currencies (10.9% internally generated and 28.8% from acquisitions) and 16.0% related to foreign currency exchange.
         "Our International Group reported strong growth in all major markets, highlighted by solid Dental growth," added Mr. Bergman. "We are also pleased to report that W. & J. Dunlop continues to perform above expectations."
         Technology and Value-Added Services Group sales of $41 million increased 29.0%, including 28.6% growth in local currencies (1.8% internally generated and 26.8% acquisition growth) and 0.4% growth related to foreign currency exchange.
         "Results reflect good growth in electronic and financial services, as well as last year's acquisition of Software of Excellence, a leading supplier of innovative clinical and practice management solutions to dentists," stated Mr. Bergman. "During the second quarter we launched Easy Dental 2008, offering dentists increased functionality and improved productivity."

Year-to-Date Results
         For the first six months of 2008, net sales of $3.2 billion represent an increase of 17.6% compared with the first six months of 2007. This increase includes 12.8% local currency growth (3.5% internally generated and 9.3% from acquisitions) and 4.8% related to foreign currency exchange. Excluding sales of certain lower-margin pharmaceutical products, noted above, internal net sales growth was 6.0%. Income from continuing operations for the first six months of 2008 was $117.8 million, reflecting 20.4% growth compared with the prior year. Earnings per diluted share from continuing operations of $1.28 for the first six months of 2008 represents 18.5% growth over the comparable period in 2007.




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


Stock Repurchase Plan
         Henry Schein announced that it repurchased 602,000 shares of common stock during the second quarter of 2008 for a total purchase price of nearly $32 million. Approximately $109 million remains authorized for future common stock repurchases. The impact of the share repurchases during the quarter was immaterial to diluted EPS.

2008 EPS Guidance
         Henry Schein affirms 2008 financial guidance, as follows:

    o 2008 diluted EPS is expected to be $2.93 to $3.00, representing growth of 14% to 16% compared with 2007.
    o This 2008 diluted EPS guidance includes Henry Schein's expectation that it will distribute 12 million to 15 million doses of influenza vaccine during the year, representing earnings of $0.13 to $0.16 per diluted share.
    o 2008 diluted EPS guidance is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Second Quarter Conference Call Webcast
         The Company will hold a conference call to discuss second quarter financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
         Henry Schein, a Fortune 500(R) company and a member of the NASDAQ 100(R) Index, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 550,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions.



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


         The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.
         Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Its leading practice-management software solutions have an installed user base of more than 52,000 practices, including DENTRIX(R), Easy Dental(R), Oasis(R) and EXACT(R) for dental practices, MicroMD(R) for physician practices, and AVImark(R) for animal health clinics.
         Headquartered in Melville, N.Y., Henry Schein employs over 12,000 people and has operations or affiliates in 20 countries. The Company's net sales reached a record $5.9 billion in 2007. For more information, visit the Henry Schein Web site at www.henryschein.com.

     In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
     Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in regulatory requirements that affect us; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service trouble with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us. The order in which these factors appear should not be construed to indicate their relative importance or priority.
     We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.




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                               (TABLES TO FOLLOW)

                                  HENRY SCHEIN, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                         (in thousands, except per share data)
                                     (unaudited)


                                                                     Three Months Ended                 Six Months Ended
                                                                -----------------------------   -----------------------------
                                                                   June 28,        June 30,        June 28,        June 30,
                                                                     2008            2007            2008            2007
                                                                -------------   -------------   -------------   -------------

Net sales ....................................................  $   1,644,977   $   1,387,017   $   3,170,596   $   2,697,145
Cost of sales ................................................      1,156,562         973,240       2,230,948       1,892,322
                                                                -------------   -------------   -------------   -------------
       Gross profit ..........................................        488,415         413,777         939,648         804,823

Operating expenses:
    Selling, general and administrative ......................        375,058         322,925         741,064         640,250
                                                                -------------   -------------   -------------   -------------
       Operating income ......................................        113,357          90,852         198,584         164,573
Other income (expense):
    Interest income ..........................................          3,974           4,269           7,957           8,388
    Interest expense .........................................         (8,205)         (6,223)        (15,107)        (12,165)
    Other, net ...............................................           (291)            547            (674)            425
                                                                -------------   -------------   -------------   -------------
       Income from continuing operations before
        taxes, minority interest and equity in
        earnings (losses) of affiliates ......................        108,835          89,445         190,760         161,221
Income taxes .................................................        (37,135)        (30,636)        (64,990)        (56,106)
Minority interest in net income of subsidiaries ..............         (7,131)         (3,842)        (10,381)         (6,757)
Equity in earnings (losses) of affiliates ....................            908            (528)          2,418            (505)
                                                                -------------   -------------   -------------   -------------
Income from continuing operations ............................         65,477          54,439         117,807          97,853

Discontinued operations:
    Loss from operations of discontinued
      components (including write-down of long-lived
      assets of $32.7 million) ...............................            --          (32,700)            --          (32,560)
    Income tax benefit .......................................            --           12,098             --           12,038
                                                                -------------   -------------   -------------   -------------
    Loss from discontinued operations ........................            --          (20,602)            --          (20,522)
                                                                -------------   -------------   -------------   -------------
Net income ...................................................  $      65,477   $      33,837   $     117,807   $      77,331
                                                                =============   =============   =============   =============

Earnings from continuing operations per share:
    Basic ....................................................  $        0.73   $        0.62   $        1.32   $        1.11
                                                                =============   =============   =============   =============
    Diluted ..................................................  $        0.71   $        0.60   $        1.28   $        1.08
                                                                =============   =============   =============   =============

Loss from discontinued operations per share:
    Basic ....................................................  $         --    $       (0.24)  $         --    $       (0.23)
                                                                =============   =============   =============   =============
    Diluted ..................................................  $         --    $       (0.23)  $         --    $       (0.22)
                                                                =============   =============   =============   =============

Earnings per share:
    Basic ....................................................  $        0.73   $        0.38   $        1.32   $        0.88
                                                                =============   =============   =============   =============
    Diluted ..................................................  $        0.71   $        0.37   $        1.28   $        0.86
                                                                =============   =============   =============   =============


Weighted-average common shares outstanding:
    Basic ....................................................         89,587          88,390          89,417          88,154
                                                                =============   =============   =============   =============
    Diluted ..................................................         92,012          90,591          92,212          90,344
                                                                =============   =============   =============   =============



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

                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                         June 28,         December 29,
                                                                                           2008               2007
                                                                                       -------------     -------------
                                                                                        (unaudited)

ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $     271,432     $     247,590
    Available-for-sale securities...............................................              11,925               997
    Accounts receivable, net of reserves of $41,472 and $41,315 ................             731,499           708,307
    Inventories, net ...........................................................             693,556           666,786
    Deferred income taxes ......................................................              36,203            32,827
    Prepaid expenses and other .................................................             186,508           192,292
                                                                                       -------------     -------------
            Total current assets ...............................................           1,931,123         1,848,799
Property and equipment, net ....................................................             254,110           247,671
Goodwill .......................................................................             954,203           917,194
Other intangibles, net .........................................................             191,039           192,420
Investments and other ..........................................................             139,040           107,900
                                                                                       -------------     -------------
            Total assets .......................................................       $   3,469,515     $   3,313,984
                                                                                       =============     =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $     453,800     $     474,009
    Bank credit lines ..........................................................               6,207             8,977
    Current maturities of long-term debt .......................................              23,624            24,319
    Accrued expenses:
       Payroll and related .....................................................             124,213           136,291
       Taxes ...................................................................              87,359            73,278
       Other ...................................................................             226,615           223,765
                                                                                       -------------     -------------
            Total current liabilities ..........................................             921,818           940,639
Long-term debt .................................................................             424,470           423,274
Deferred income taxes ...........................................................             92,699            80,260
Other liabilities ..............................................................              54,644            53,906

Minority interest ..............................................................              46,816            35,923
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................                 --                --
   Common stock, $.01 par value, 240,000,000 shares authorized,
       89,762,723 outstanding on June 28, 2008 and
       89,603,660 outstanding on December 29, 2007 .............................                 898               896
   Additional paid-in capital ..................................................             693,133           673,763
   Retained earnings ...........................................................           1,103,206         1,005,055
   Accumulated other comprehensive income ......................................             131,831           100,268
                                                                                       -------------     -------------
            Total stockholders' equity .........................................           1,929,068         1,779,982
                                                                                       -------------     -------------
            Total liabilities and stockholders' equity .........................       $   3,469,515         3,313,984
                                                                                       =============     =============



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

                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)
                                                   (unaudited)

                                                                                             Three Months Ended
                                                                                       -----------------------------
                                                                                         June 28,        June 30,
                                                                                           2008            2007
                                                                                       -------------   -------------


Cash flows from operating activities:
    Net income .................................................................       $      65,477   $      33,837
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Depreciation and amortization .......................................              20,270          17,670
           Stock-based compensation expense ....................................               6,956           6,608
           Impairment from write-down of long-lived assets of
                 discontinued operations .......................................                 --           32,667
           Provision for losses on trade and other accounts receivable .........               1,467               1
           Provision for (benefit from) deferred income taxes ..................                 448         (11,833)
           Undistributed (earnings) losses of affiliates .......................                (908)            528
           Minority interest in net income of subsidiaries .....................               7,131           3,842
           Other ...............................................................                (891)            151
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................             (23,256)        (12,809)
                 Inventories ...................................................              16,023          11,510
                 Other current assets ..........................................               8,452          (7,413)
                 Accounts payable and accrued expenses .........................              24,108          39,884
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................             125,277         114,643
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................              (9,723)        (12,403)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................             (15,057)        (14,391)
     Purchases of available-for-sale securities ................................                 --          (70,501)
     Proceeds from sales of available-for-sale securities ......................                 --           30,000
     Net payments for foreign exchange forward contract settlements ............              (3,048)         (7,692)
     Other .....................................................................               5,306             653
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................             (22,522)        (74,334)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..................................                 --               55
     Repayments of bank borrowings .............................................              (2,589)            (26)
     Principal payments for long-term debt .....................................              (4,976)        (17,468)
     Proceeds from issuance of stock upon exercise of stock options ............               5,523          12,929
     Payments for repurchases of common stock ..................................             (31,647)            --
     Excess tax benefits related to stock-based compensation ...................               1,244           2,169
     Other .....................................................................                (977)           (721)
                                                                                       -------------   -------------
Net cash used in financing activities ..........................................             (33,422)         (3,062)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................              69,333          37,247
Effect of exchange rate changes on cash and cash equivalents ...................                (937)           (732)
Cash and cash equivalents, beginning of period .................................             203,036         154,456
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     271,432   $     190,971
                                                                                       =============   =============


                                                                                              Six Months Ended
                                                                                       -----------------------------
                                                                                         June 28,        June 30,
                                                                                           2008            2007
                                                                                       -------------   -------------


Cash flows from operating activities:
    Net income .................................................................       $     117,807   $      77,331
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Depreciation and amortization .......................................              39,708          35,227
           Stock-based compensation expense ....................................              16,216          10,725
           Impairment from write-down of long-lived assets of
                 discontinued operations .......................................                 --           32,667
           Provision for losses on trade and other accounts receivable .........               2,604             232
           Provision for (benefit from) deferred income taxes ..................              (2,891)        (18,688)
           Undistributed (earnings) losses of affiliates .......................              (2,418)            505
           Minority interest in net income of subsidiaries .....................              10,381           6,757
           Other ...............................................................              (1,317)           (570)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................              (6,752)        (16,756)
                 Inventories ...................................................              (5,064)         15,446
                 Other current assets ..........................................              10,955           4,469
                 Accounts payable and accrued expenses .........................             (40,612)        (66,604)
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................             138,617          80,741
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (23,466)        (21,336)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................             (23,581)        (41,823)
     Purchases of available-for-sale securities ................................             (35,925)        (88,001)
     Proceeds from sales of available-for-sale securities ......................                 847          48,000
     Net payments for foreign exchange forward contract settlements ............              (5,052)        (11,613)
     Other .....................................................................               4,571          (4,609)
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................             (82,606)       (119,382)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..................................                 --              483
     Repayments of bank borrowings .............................................              (6,508)           (281)
     Principal payments for long-term debt .....................................              (5,949)        (17,925)
     Proceeds from issuance of stock upon exercise of stock options ............              12,695          23,620
     Payments for repurchases of common stock ..................................             (31,647)        (30,689)
     Excess tax benefits related to stock-based compensation ...................               4,673           8,022
     Other .....................................................................              (1,401)         (1,457)
                                                                                       -------------   -------------
Net cash used in financing activities ..........................................             (28,137)        (18,227)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................              27,874         (56,868)
Effect of exchange rate changes on cash and cash equivalents ...................              (4,032)           (808)
Cash and cash equivalents, beginning of period .................................             247,590         248,647
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     271,432   $     190,971
                                                                                       =============   =============




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

Exhibit A


                                                 Henry Schein, Inc.
                                                 2008 Second Quarter
                                             Sales Growth Rate Summary
                                                    (unaudited)


                                               Q2 2008 over Q2 2007
                                               --------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                                4.0%           7.2%           -8.9%         10.9%            1.8%

Acquisitions                                         9.6%           1.5%            0.6%         28.8%           26.8%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    13.6%           8.7%           -8.3%         39.7%           28.6%

Foreign Currency Exchange                            5.0%           1.0%             --          16.0%            0.4%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             18.6%           9.7%           -8.3%         55.7%           29.0%
                                               ============    ===========    ============  =============   ============


                                               Q2 YTD 2008 over Q2 YTD 2007
                                               ----------------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                                3.5%           6.4%           -6.7%          8.3%            5.9%

Acquisitions                                         9.3%           1.6%            0.7%         27.7%           26.2%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    12.8%           8.0%           -6.0%         36.0%           32.1%

Foreign Currency Exchange                            4.8%           1.2%             --          14.8%            0.4%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             17.6%           9.2%           -6.0%         50.8%           32.5%
                                               ============    ===========    ============  =============   ============



CONTACTS: Steven Paladino
          Executive Vice President and Chief Financial Officer steven.paladino@henryschein.com
          (631) 843-5500

          Investors: Neal Goldner
          Vice President, Investor Relations
          neal.goldner@henryschein.com
          (631) 845-2820

          Media: Susan Vassallo
          Vice President, Corporate Communications susan.vassallo@henryschein.com
          (631) 843-5562

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